As filed with the Securities and Exchange Commission on December 19, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KELLY SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-1510762
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

999 West Big Beaver Road

Troy, Michigan 48084

(Address of Principal Executive Offices)

Kelly Services, Inc. Equity Incentive Plan

Kelly Services, Inc. 1999 Non-Employee Directors Stock Option Plan

Kelly Services, Inc. 2008 Non-Employee Directors Stock Plan

(Full Title of the Plan)

James M. Polehna

Vice President and Corporate Secretary

Kelly Services, Inc.

999 West Big Beaver Road

Troy, Michigan 48084

(248) 362-4444

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Class A common stock, par value $1.00 per share	2,200,000(1)(2)	$15.95	$35,090,000	$4,078

(1)	This Registration Statement includes 2,200,000 shares of Class A common stock, par value $1.00 per share, of Kelly Services, Inc. (the “Registrant”), offered or to be offered by the Registrant under the Kelly Services, Inc. Equity Incentive Plan, the Kelly Services, Inc. 1999 Non-Employee Directors Stock Option Plan and the Kelly Services, Inc. 2008 Non-Employee Directors Stock Plan (the “Plans”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares of Class A common stock that may become issuable pursuant to the anti-dilution provisions of the Plans.
(2)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for purposes of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices of the Registrant’s shares of Class A common stock reported by the Nasdaq Global Market on December 16, 2014.

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 2,200,000 shares of Class A common stock, par value $1.00 per share, available for issuance under the Kelly Services, Inc. Equity Incentive Plan (the “Equity Incentive Plan”) and the Kelly Services, Inc. 1999 Non-Employee Directors Stock Option Plan and the Kelly Services, Inc. 2008 Non-Employee Directors Stock Plan (collectively, the “Director Plans”).

The Registrant registered 100,000 shares of Class A common stock for issuance under the Director Plans on a Form S-8 Registration Statement (File No. 333-114837) filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2004. The Registrant initially registered 1,100,000 shares of Class A common stock for issuance under the Equity Incentive Plan on a Form S-8 Registration Statement (File No. 333-125091) filed with the SEC on May 20, 2005. On May 13, 2010, the Registrant registered an additional 2,000,000 shares of Class A common stock for issuance under the Equity Incentive Plan on a Form S-8 Registration Statement (File No. 333-166798). Pursuant to General Instruction (E) of Form S-8, the contents of the Registration Statements No. 333-114837, 333-125091 and 333-166798 are incorporated herein by reference, except that the provisions contained in Part II of the Form S-8 Registration Statements No. 333-14837, 333-125091 and 333-166798 are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the SEC are incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 29, 2013;

2.	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 30, 2014, June 29, 2014 and September 28, 2014;

3.	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 30, 2014, March 5, 2014, May 7, 2014, May 8, 2014, July 1, 2014, August 1, 2014, August 6, 2014, August 11, 2014, October 28, 2014, October 31, 2014, November 5, 2014 and December 17, 2014; and

4.	The description of the Registrant’s Class A common stock contained in its Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on June 14, 1984, including any amendments or reports filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 8.	EXHIBITS.

The Exhibits to this Registration Statement are listed in the Exhibit Index and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on December 19, 2014.

KELLY SERVICES, INC.

By:	/s/ Carl T. Camden
Carl T. Camden
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Kelly Services, Inc., hereby, severally constitute and appoint each of Patricia A. Little and James A. Polehna as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as she/he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or her/his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl T. Camden Carl T. Camden	President, Chief Executive Officer and Director (Principal Executive Officer)	December 19, 2014

/s/ Patricia A. Little Patricia A. Little	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 19, 2014

/s/ Terence E. Adderley Terence E. Adderley	Executive Chairman and Chairman of the Board of Directors	December 19, 2014

/s/ Carol M. Adderley Carol M. Adderley	Director	December 19, 2014

/s/ Robert S. Cubbin Robert S. Cubbin	Director	December 19, 2014

/s/ Jane E. Dutton Jane E. Dutton	Director	December 19, 2014

/s/ Terrence B. Larkin Terrence B. Larkin	Director	December 19, 2014

/s/ Conrad L. Mallett, Jr. Conrad L. Mallett, Jr.	Director	December 19, 2014

/s/ Leslie A. Murphy Leslie A. Murphy	Director	December 19, 2014

/s/ Donald R. Parfet Donald R. Parfet	Director	December 19, 2014

/s/ Toshio Saburi Toshio Saburi	Director	December 19, 2014

/s/ B. Joseph White B. Joseph White	Director	December 19, 2014

KELLY SERVICES, INC.

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

4.1	Rights of security holders are defined in Articles Fourth, Fifth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth and Fourteenth of the Restated Certificate of Incorporation, effective May 6, 2009 (filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Form 8-K filed May 8, 2009, and incorporated by reference).

4.2	Bylaws of the Registrant, effective May 6, 2009 (filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s Form 8-K filed May 8, 2009, and incorporated by reference).

5.1*	Opinion of General Counsel of Kelly Services, Inc. as to the legality of the securities being registered that constitute original issue shares.

10.1	Kelly Services, Inc. Equity Incentive Plan, as amended and restated on December 31, 2011 (filed with the Securities and Exchange Commission as Exhibit 10.2 to the Registrant’s Form 10-Q filed August 8, 2012, and incorporated by reference).

10.2	Kelly Services, Inc. 1999 Non-Employee Directors Stock Option Plan (filed with the Securities and Exchange Commission as Exhibit 10.4 to the Registrant’s Form 10-Q filed May 11, 2011, and incorporated by reference).

10.3	Kelly Services, Inc. 2008 Non-Employee Directors Stock Plan (filed with the Securities Exchange Commission as Exhibit 10.5 to the Form 10-K filed with the Commission on February 14, 2013, and incorporated by reference).

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of General Counsel of Kelly Services, Inc. (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.